EXHIBIT 9.1


S*P DOW JONES LOGO
INDICES

                            ORDER SCHEDULE NUMBER 7
                                    INDEX IP

     This Order Schedule 7 ("Order Schedule") entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Guggenheim Funds Distributors, Inc. (formerly known as Claymore Securities, Inc.) and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company ("S&P"), dated as of the Effective Date set forth below ("Agreement"). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.


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Licensee:  Guggenheim Funds Distributors, Inc.
           ----------------------------------------------------------------------------------------------------
Effective Date of the                            S&P Contract No. of the
Agreement:                                       Agreement:              XXXXXXXX
                      --------------------------                         --------------------------------------
S&P Client Coverage
Representative:       Dawn Cicciaro              S&P Account No.:
                      --------------------------                         --------------------------------------
1.  Commencement Date:
                                                 --------------------------------------------------------------
2.  Billing Commencement Date (if different from The Billing Commencement Date shall be the date upon
    Commencement Date):                          which any assets are deposited into the Trust (as defined
                                                 under Exhibit B). Licensee shall notify S&P of such date as soon as reasonably practicable.
                                                 --------------------------------------------------------------
3.  Term ([section]3A of the Agreement):         Notwithstanding anything to the contrary in this Order
                                                 Schedule or the Agreement, the Term of this Order
                                                 Schedule shall commence on the Commencement Date and
                                                 shall continue in effect for as long as the Product (including all series thereof) described in Exhibit B remains
                                                 outstanding, and there shall be no Renewal Term(s).

(a) Initial Term (from Commencement Date):       See description of the Index/Indices on the attached Exhibit
                                                 A.
                                                 --------------------------------------------------------------
(b) Renewal Term (if not one (1) year):          See description of the Mark(s) on the attached Exhibit A.
                                                 --------------------------------------------------------------
4.  Index/Indices:                               See description of the Index/Indices on the attached
                                                 Exhibit A.
                                                 ----------
5.  Mark(s):                                     See description of the Mark(s) on the attached
                                                 Exhibit A.
                                                 ----------
6.  Product(s):                                  See description of the Product(s) on the attached
                                                 Exhibit B.
                                                 ----------
7.  Territory (list country/region/global):      North America
                                                 --------------------------------------------------------------
8.  Use and Restrictions on Use:                 See Use and Restrictions on Use on the attached
                                                 Exhibit C.
                                                 ----------
9.  License Fees:                                See License Fees on the attached Exhibit D.
                                                                                  ----------

10. Informational Materials (pursuant to [section]6 of the
    Agreement):                                               S&P Dow Jones Indices
                                                              ------------------------------------------------------
                                                              55 Water Street, 27th Floor
                                                              ------------------------------------------------------
                                                              New York, NY 10041
                                                              ------------------------------------------------------
                                                              Attention: Dawn Cicciaro
                                                              ------------------------------------------------------
    Fax (if less than 20 pages and legible after
    transmission):                                            XXXXXXXXXXXX
                                                              ------------------------------------------------------
    Email (if less than 5 mb in attachment size):             XXXXXXXXXXXX@spdji.com
                                                              ------------------------------------------------------
                                                              Where Informational Materials are not in the English
                                                              language, Licensee shall also submit an accurate
                                                              English translation of the same at time of submission.
                                                              Where S&P's approval pursuant to this Section 10 and
                                                              Section 6 of the Agreement is with respect to the
                                                              English translation provided by Licensee, Licensee
                                                              shall make accurate corresponding changes to
                                                              versions in other languages. Licensee shall submit to
                                                              S&P the final version of the approved Informational
                                                              Material in hard copy within ten (10) days following
                                                              printing.

    Time frame for S&P response:                              Forty-eight (48) hours (excluding Saturday, Sunday
                                                              and New York Stock Exchange Holidays, and
                                                              calendar holidays of the Trans-European Automated
                                                              Real-Time Gross Settlement Express Transfer
                                                              (TARGET)).

11. Notices (in addition to [section]12(J) of the Agreement):

    Notice to Licensee:                                          Notice to S&P:
    ----------------------------------------------------------------------------------------------------------------
       Guggenheim Funds Distributors, Inc.                       S&P Opco, LLC
    ----------------------------------------------------------------------------------------------------------------
       42-40 Bell Blvd, Suite 505                                c/o S&P Dow Jones Indices LLC
    ----------------------------------------------------------------------------------------------------------------
       Bayside, NY 11361                                         55 Water Street, 27th Floor
    ----------------------------------------------------------------------------------------------------------------
                                                                 New York, New York 10041
    ----------------------------------------------------------------------------------------------------------------
    Attention: Cory Kushion                                      Attention: Bo Chung, Managing Director
               -----------------------------------------------------------------------------------------------------
12. Electronic Agreement                                      Subject to the Opt Out provision in this Order
                                                              Schedule, the parties agree that this Order Schedule
                                                              may be executed and delivered in counterparts
                                                              (including by electronic transmission), and that the
                                                              electronic copy of this Order Schedule retained by
                                                              S&P constitutes the "original", complete and
                                                              exclusive statement of this Order Schedule.

13. Electronic Agreement "Opt Out":                           [ ]     Check here if a party executing this Order
                                                              Schedule does not consent to the electronic copy of
                                                              this Order Schedule serving as the "original" pursuant
                                                              to Section 12 above and requires that the original
                                                              Order Schedule be maintained in paper form. This
                                                              section shall survive termination of the Order Schedule.
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     This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter.
Each of the undersigned acknowledges that he/she is authorized to execute this
Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party's agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this
Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

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
GUGGENHEIM FUNDS DISTRIBUTORS, S&P OPCO, LLC
INC.
Signature:                     Signature:
          -----------------               -----------------

Name:                          Name:      Bo Chung
          -----------------               -----------------
          (Please print)
Title:                         Title:     Managing Director
          -----------------               -----------------
          (Please print)
Email:                         Date:
          -----------------               -----------------
          (Please print)                  (Please print)
Date:
          -----------------
          (Please print)
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                                   EXHIBIT A

                                 INDEX/INDICES
                                     MARKS

     Unless expressly stated below, no license is granted to any sub-index including any GICS[R] level sub-indices such as sector, industry group, industry, or sub-industry indices.

Index/Indices:
S&P 500 Dividend Aristocrats

Marks:
Dividend Aristocrats[R]
S&P 500 Dividend Aristocrats[R]
Standard & Poor's[R]
S&P[R]

Third Party Licensor Trademarks (and respective Third Party Licensor(s)):
Notwithstanding anything to the contrary in this Order Schedule or the Agreement, S&P represents and warrants that
(a) the above-referenced Index is not a third party Index as referenced in
Section 9(A) of the Agreement and (b) the above-referenced Marks are not third party Marks as referenced in Section 9(A) of the Agreement.


                                   EXHIBIT B

                     DESCRIPTION OF THE LICENSEE PRODUCT(S)

Subject to the terms and conditions of this Order Schedule and the Agreement, Licensee is hereby authorized to create the following Product(s):

1. Indexed Fund or Indexed Funds, meaning any publicly offered or privately placed mutual fund, open-ended investment company, closed-end (or closed-ended) investment company or unit investment trust (or UIT) established, organized, sponsored or managed by Licensee where the return on such Indexed Fund is linked to or derived from the performance of an Index or the investment objective of which is to track the price and yield performance of publicly traded common stocks of companies as represented by an Index. For purposes of this Order Schedule, Licensee is authorized to issue the following Indexed Fund only: S&P Dividend Aristocrats Select 25 Strategy Portfolio
     (the "Trust"), an unit investment trust with constituents in the final portfolio that are selected by Licensee using the following criteria:
     a. Begin with all of the securities listed in the Index and exclude companies with average or low sensitivity to market moves.
     b. Rank the remaining securities based on the attractiveness of key fundamentals: free cash flow yield, return on assets, and earnings before interest, taxes, depreciation and amortization divided by enterprise value (EBITDA/EV).
     c. Select the 50 securities with the best overall fundamental rankings listed in Step 2, while assuring balanced diversification across portfolio characteristics of size, sector, and growth/value styles.

2.   Exclusions:

     2.1. The Trust specifically excludes shares or any other security, financial instrument or investment representing an ownership interest in the Trust that can be purchased, sold or otherwise listed or traded on an Organized Securities Market (as defined below).

     2.2. In no event may any Product constitute a futures contract, or an option on a futures contract as determined by S&P in its sole discretion.

     2.3. Indexed Funds exclude funds that can be purchased, sold or otherwise listed or traded on an Organized Securities Market (as defined below), such as ETFs, except for closed-end funds which may trade on a secondary market following an initial public offering which does not involve an Organized Securities Market, provided, however, in no event may such closed-end fund be an ETF as determined by S&P in its sole discretion.

3.   Definitions; Interpretation.

     3.1. An "Exchange-Traded Fund" or "ETF" means an open-ended pooled investment vehicle, unit trust, investment company or other collective or commingled investment vehicle that has the following characteristics: (i) it issues, sells and redeems blocks of shares, units or other interests, which blocks are sometimes referred to as "creation units"; (ii) the shares, units or similar interests thereof are listed or traded on an Organized Securities Market; and (iii) the investment objective thereof is, and at all times remains, to own a basket of securities and/or other financial instruments, such as futures, options, forward contracts and other derivative contracts in an attempt to track the performance of the securities represented by an Index. As used herein, the term "ETF" excludes, without limitation, ETNs, indexed warrants, indexed debt instruments, options, futures contracts or other derivative contracts based on the value of ETF shares or on an underlying Index, or other securities or index-linked contracts that are traded on Organized Securities Markets but that are not pooled investment vehicles.

     3.2. "Exchange-Traded Notes" or "ETNs" means any notes or similar instruments issued by an underwriting bank that: (i) are linked to the performance of the Index; (ii) are listed or traded on any Organized Securities Market; (iii) have a maturity period of more than one year; (iv) may or may not provide for interest or other payments prior to maturity; and (v) may be redeemed at the option of the holder thereof at a value based on or derived from, at the time of redemption, the performance of such underlying Index.

     3.3. An "Organized Securities Market" means any broker dealer, automated quotation system of a registered securities association, exchange, or other entity or organization located in any part of the world that (i) is subject to regulation as an exchange under applicable laws, rules or regulations of its jurisdiction; or (ii) acts in an exchange-like capacity, with or without a recognized status or formal exemptive or no-action relief from the applicable government or regulatory authority in its jurisdiction, by virtue of it, as principal or agent, acting on a regular basis as an intermediary between buyers and sellers, or constituting, maintaining or providing a market place or facilities for bringing together buyers and sellers or for otherwise performing the functions commonly provided by an exchange; through the medium or with the assistance of which Financial Instruments (as defined herein) are offered, traded, listed, purchased, sold, crossed, exchanged, or cleared. "Financial Instruments" means commodities, securities, and derivatives of all types, including, without limitation, stocks and other equity instruments, bonds and other debt instruments, commodities and futures, forwards, swaps, and options that derive their value from bonds, equities, commodities or indices thereof.


                                   EXHIBIT C

                          USE AND RESTRICTIONS ON USE

1. Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P's prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any usage reports as required under Exhibit D attached hereto.

2. Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the "MSA"), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors. Certain third party vendors charge S&P to distribute Index data on their platform. Licensee agrees and acknowledges that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee's direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

3. Post-Termination Use of Printed Materials. Upon termination of this Order Schedule pursuant to Section 3A of the Agreement and provided that S&P's agreement(s) with the applicable third party licensor(s) permits, Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

                                   EXHIBIT D

                                      FEES

1.   License Fees. Commencing on the Billing Commencement Date and at each three
     (3) month period thereafter during the first year following such Billing Commencement Date (the "Initial Year"), Licensee shall pay to S&P two thousand five hundred U.S. Dollars ($2,500) for a total annual payment of Ten Thousand U.S. Dollars ($10,000) (the "Year 1 Minimum Fee"). Following the Initial Year, Licensee shall pay S&P a minimum fee of two thousand five hundred U.S. Dollars ($2,500) for every series of the Product launched by Licensee (the "Series Minimum Fee") after that Initial Year, provided, however that the total Series Minimum Fees in aggregate paid by Licensee to S&P for any one (1) year period shall not exceed Ten Thousand U.S. Dollars ($10,000). In addition, Licensee shall pay to S&P (a) within thirty (30) days following the end of the Initial Year, the overage (if any) between the Year 1 Minimum Fee and three basis points (0.0003) of the aggregate daily liquidation value of transactional sales (specifically excluding fee-based sales) made during the primary offering period of the Product (and every series thereof) launched in the first year and (b) within thirty
     (30) days following the anniversary of the Initial Year and each one (1) year period thereafter, the overage (if any) between the aggregate of all Series Minimum Fees paid in such annual period and three basis points (0.0003) of the aggregate daily liquidation value of transactional sales (specifically excluding fee-based sales) made during the primary offering period of every series of the Product launched in such annual period.

2. Reporting. Licensee shall report to S&P within thirty (30) days of the end of the Initial Year and each anniversary thereof (unless there are no further issuances of any series of the Product after the Initial Year such that the initial reporting is all inclusive in order for S&P to calculate the entire License Fees due and payable to S&P under this Order Schedule for the Product (including all series thereof)) the following details related to the Product and each and every series thereof: 1) the aggregate daily liquidation value of transactional sales (specifically excluding fee-based sales) made during the offering period of the Product and all series thereof that launched during such reported on period; 2) Term to Maturity and 3) any other information S&P reasonably requires. All statements of usage outlined in this Section shall be sent to S&P in the same manner as Informational Materials as described under Section 6 of the Agreement.

     All License Fees are due within thirty (30) days of receipt of an invoice.

3. Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered "Confidential Information" for purposes of Section 12(C) of the Agreement.

4. Fee Increases. S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect.

5.   Licensee Billing Contact:


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
Attn:       Cory Kushion
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Tel:        XXXXXXXXXXXX
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Email:
            XXXXXXXXXXXX@guggenheiminvestments.com
--------------------------------------------------
Address:    42-40 Bell Blvd, Suite 505
            Bayside, NY 11361
--------------------------------------------------
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